Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-156561, 333-155594, 333-155586, 333-151321, 333-151319, 333-142820, 333-138774, 333-131347, 333-113508, 333-102307, 333-90932, 333-92609, 333-85631, 333-76709, 333-70217 and 333-57853), and on Form S-8 (File No. 333-150958)  of Lexington Realty Trust and subsidiaries of our report dated March 1, 2009 relating to the financial statements of Lex-Win Concord LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, MA
March 1, 2009